Sales & Marketing

- **4 product category-based distribution channels covering over 200 medium to large sized cities nationwide**
  - OTC Drugs: Utilizing 150 medium to large-sized third party distributors to achieve national market coverage
  - Branded Proprietary Products: Utilizing over 500 agents and representatives selling directly to hospitals and retail pharmacies. Contributed 24% of total FY08 sales.
  - Prescription Drugs: Utilizing 70 agents and representatives to participate in hospital biddings
  - Niche' OTC Drugs: Through regional distributors

  - **Distribution network covers 31 of the 32 provinces throughout China (except Hainan Province) with no concentration geographically**

- **Core competency in sales & marketing**
  - ✓ Senior management has proven track record of sales/marketing success
  - ✓ Meticulous, strategic classification and differentiation for each market segment
  - ✓ Prioritize resources on products with the greatest market leadership potential
  - ✓ Built a 720 strong direct and indirect sales force targeting different segments
  - ✓ Extensive distribution network covering essentially all geographical regions
  - ✓ Established partnership with leading advertising firm – creating brand identity